EXHIBIT 99.1

LIQUIDITY SERVICES, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2006 FINANCIAL RESULTS

— Fiscal Year:  Revenue of $147.8 million up 65% — Gross Merchandise Volume (GMV) of $173.1 million up 69% - Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $15.0 million up 125% —

— Fourth Quarter:  Revenue of $39.8 million up 64% — GMV of $45.9 million up 65% - Adjusted EBITDA of $4.0 million up 119% —

WASHINGTON — December 6, 2006 - Liquidity Services, Inc. (NASDAQ: LQDT; www.liquidityservicesinc.com) today reported its financial results for its fiscal year (FY-06) and fourth quarter (Q4-06) ended September 30, 2006.  Liquidity Services, Inc. is a leading online auction marketplace for wholesale, surplus and salvage assets.

Liquidity Services, Inc. (LSI or the Company) reported record consolidated FY-06 revenue of $147.8 million, representing a growth rate of approximately 65% when compared to the prior year; and adjusted EBITDA of $15.0 million, representing a growth rate of approximately 125% when compared to the prior year.  LSI also reported record GMV of $173.1 million for FY-06, representing a growth rate of approximately 69% when compared to the prior year.  GMV is the total sales volume of all merchandise sold through our marketplaces during a given period.

The Company reported record consolidated Q4-06 revenue of $39.8 million, representing a growth rate of approximately 64% when compared to the prior year’s comparable period; and adjusted EBITDA of $4.0 million, representing a growth rate of approximately 119% when compared to the prior year’s comparable period.  LSI also reported GMV of $45.9 million for Q4-06, representing a growth rate of approximately 65% when compared to the prior year’s comparable period.

Net income in FY-06 was $8.0 million or $0.31 diluted earnings per share. Adjusted net income in FY-06 was $8.4 million or $0.32 adjusted diluted earnings per share.

Net income in Q4-06 was $2.2 million or $0.08 diluted earnings per share. Adjusted net income in Q4-06 was $2.4 million or $0.09 adjusted diluted earnings per share.

LSI enables buyers and sellers to transact in an efficient, automated online auction environment. The Company’s marketplaces provide professional buyers access to a global, organized supply of wholesale, surplus and salvage assets presented with digital images and other relevant product information. Additionally, LSI enables its corporate and government sellers to enhance their financial return on excess assets by providing a liquid marketplace and value-added services that are integrated into a single offering. The Company organizes its products into categories across major industry verticals such as consumer electronics, general merchandise, apparel, scientific equipment, aerospace parts and equipment, technology hardware, and scrap metals. The Company’s online auction marketplaces are www.liquidation.com, www.govliquidation.com and www.liquibiz.com. LSI also operates a wholesale industry portal, www.goWholesale.com, that connects advertisers with buyers seeking products for resale and related business services.

The Company’s ability to create liquid marketplaces for wholesale, surplus and salvage assets generates a continuous flow of goods from its corporate and government sellers. This flow of goods in turn attracts an increasing number of professional buyers to the marketplaces.

“FY-06 was another strong year for the Company as corporate and government sellers continued to leverage our online platform and integrated services to sell goods in the reverse supply chain,” said Bill Angrick, Chairman and CEO of LSI.  “Our performance during the year reflected solid execution of our business strategy as our commercial business grew approximately 115% year over year. Our scrap and surplus business with the Department of Defense (DoD) also contributed to strong increases in GMV and Adjusted EBITDA during the quarter and fiscal year ended September 30, 2006. We believe FY-06 results demonstrate that LSI enables corporations and government agencies to achieve enhanced financial value and efficiencies in the tracking and sale of surplus and salvage assets.”

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Business Outlook

The following forward-looking statements reflect current business trends and our current operating environment, including the reengineering of certain business and inventory processes in our Surplus business with the Department of Defense (DoD), and the acquisition of STR, Inc., which closed on October 16, 2006.  Our results may also be materially affected by other factors, including the Company’s expectation that it will continue to make significant investments in its infrastructure and value-added services to support new business in both commercial and public sector markets.

We continued to make investments in our U.S. distribution center operations. In July 2006, we signed a lease for a 94,000 square-foot distribution center in Plainfield, Indiana, a suburb of Indianapolis.  We expect to incur start-up costs associated with the Indiana distribution center during the next quarter.  In addition, we may open a new distribution center in the Southeast during Fiscal Year 2007.  We expect to incur additional capital expenditures associated with our distribution center network, which may result in total capital expenditures for FY 2007 of $1.0 to $1.5 million.

Included in our Scrap contract with the DoD is an incentive, which can increase the amount of profit sharing distribution we receive from 20% up to 22%.  This incentive is based on the amount of scrap sold to small businesses during the preceding 12 months as of June 30th of each year.  Therefore, this benefit, to the extent achieved for the 12 months ended June 30, 2007, will be recorded in the quarter ended June 30, 2007.  We have an opportunity to receive this incentive annually throughout the Scrap contract and, for the purposes of guidance for FY-07, have assumed that we will receive this incentive.  In addition, we have incentives in our Surplus contract associated with the new contract modification, which allows us to receive up to an additional 5.5% of the profit sharing distribution above our new base rate of 25%, beginning December 1, 2006.  We have assumed that we will not receive any of the Surplus contract incentive payments in our guidance below, as the period we would be eligible to record such incentive may not occur until the fourth quarter of Fiscal Year 2007 or the first quarter of Fiscal Year 2008.

Our guidance adjusts EBITDA and Diluted EPS for the effects of the adoption of FAS 123 (R), which we estimate to be approximately $325,000 to $350,000 per quarter for fiscal year 2007.

GMV — LSI expects GMV for FY2007 to range from $220 million to $225 million.  In Q1-07, LSI expects GMV to  range from $48 million to $50 million.

Adjusted EBITDA — LSI expects Adjusted EBITDA for FY2007 to range from $19 million to $20 million.   In Q1-07, LSI expects Adjusted EBITDA to range from $3.6 million to $3.8 million.

Adjusted Diluted EPS — LSI estimates that Adjusted Earnings Per Diluted Share for FY2007 to range from $0.40 to $0.42.  In Q1-07, LSI estimates Adjusted Earnings Per Diluted Share to be approximately $0.08.

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Key FY and Q4-06 Operating Metrics

Registered Buyers — At the end of FY-06, registered buyers totaled approximately 524,000, representing a 36% increase over the approximately 386,000 registered buyers at the end of FY-05.

Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), increased to approximately 993,000 in FY-06, an approximately 17% increase over the approximately 848,000 auction participants in FY-05.  Auction participants increased to approximately 246,000 in Q4-06, an approximately 7% increase over the approximately 230,000 auction participants in Q4-05.

Completed Transactions — Completed transactions increased to approximately 194,000, an approximately 12% increase for FY-06 from the approximately 173,000 completed transactions in FY-05.  In addition, we experienced a 51.4% increase in the average value of our transactions, during FY-06, resulting from product mix, lotting and merchandising strategies, and buyer demand.  Completed transactions decreased to approximately 48,000 for Q4-06 from the approximately 49,000 completed transactions in Q4-05.  However, we experienced a 67.2% increase in the average value of our transactions over the same time period.

GMV and Revenue Mix — GMV and revenue continue to diversify due to the continued rapid growth in our commercial business as well as the successful rollout of our DoD scrap business.  As a result, the percentage of GMV and revenue derived from the DoD Surplus Contract has significantly decreased. Consequently, the use of the consignment pricing model increased as a percentage of GMV and revenue versus the use of the profit-sharing pricing model because commercial clients primarily use the consignment pricing model. The table below summarizes the GMV and revenue concentration from the Company’s two significant contracts with the DoD (Surplus and Scrap).

	GMV Mix
	FY-06	FY-05	Q4-06	Q4-05
Profit Sharing Model:
Surplus	48.3%	76.5%	40.1%	72.4%
Scrap	22.6%	0.3%	30.1%	1.1%
	70.9%	76.8%	70.2%	73.5%
Consignment Model	22.4%	18.5%	21.3%	20.6%
International and Other	6.7%	4.7%	8.5%	5.9%
Total	100.0%	100.0%	100.0%	100.0%

	Revenue Mix
	FY-06	FY-05	Q4-06	Q4-05
Profit Sharing Model:
Surplus	56.6%	87.5%	46.3%	83.2%
Scrap	26.5%	0.4%	34.7%	1.3%
	83.1%	87.9%	81.0%	84.5%
Consignment Model	7.2%	5.2%	7.5%	5.6%
International and Other	9.7%	6.9%	11.5%	9.9%
Total	100.0%	100.0%	100.0%	100.0%

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Liquidity Services, Inc.

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA.  EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus (a) interest income and expense and other income, net; (b) provision for income taxes; (c) amortization of contract intangibles; and (d) depreciation and amortization. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust EBITDA for stock compensation expense.

	Three months Ended September 30,		Twelve months Ended September 30,
	2006	2005	2006	2005
	(In thousands)
	(Unaudited)		(Audited)
Net income	$2,229	$1,587	$7,981	$4,122
Interest (income) expense and other income, net	(550)	158	(430)	570
Provision for income taxes	1,641	(178)	5,294	1,166
Amortization of contract intangibles	203	136	813	136
Depreciation and amortization	225	146	727	585
EBITDA	3,748	1,849	14,385	6,579
Stock compensation expense	299	2	623	87
Adjusted EBITDA	$4,047	$1,851	$15,008	$6,666

Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share.  Adjusted net income is a supplemental non-GAAP financial measure and is equal to net income plus tax effected stock compensation expense.  Adjusted basic and diluted earnings per share are determined using Adjusted Net Income.

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands, except per share data)
	(Unaudited)		(Audited)
Net income	$2,229	$1,587	$7,981	$4,122
Stock compensation expense (net of tax)	179	1	374	52

Adjusted net income	$2,408	$1,588	$8,355	$4,174

Adjusted basic earnings per common share	$.09	$.08	$.35	$.22

Adjusted diluted earnings per common share	$.09	$.07	$.32	$.18

Basic weighted average shares outstanding	27,532,067	18,993,361	24,080,780	19,038,464

Diluted weighted average shares outstanding	28,159,384	22,733,122	26,087,809	22,598,519

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Conference Call

The Company will host a conference call to discuss the fiscal 2006 and fourth quarter 2006 results at 5 p.m. Eastern Time today.  Investors and other interested parties may access the teleconference by dialing (800) 599-9795 or (617) 786-2905 and providing the participant pass code 64238388.  A live web cast of the conference call will also be provided on the Company’s investor relations website at http://www.liquidityservicesinc.com.  A replay of the web cast will be available on the Company’s website for 32 calendar days ending January 9, 2007 at 11:59 p.m. ET.  An audio replay of the teleconference will also be available until January 6, 2007 at 11:59 p.m. ET.  To listen to the replay, dial (888) 286-8010 or (617) 801-6888 and provide pass code 10778498.  Both replays will be available starting at 7:00 p.m.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, LSI uses certain non-GAAP measures of certain components of financial performance.  These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA and Adjusted Net Income and Adjusted Earnings Per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. The Company uses EBITDA and Adjusted EBITDA (a) as measurements of operating performance because they assist the Company in comparing its operating performance on a consistent basis since the measures remove the impact of items not directly resulting from the Company’s core operations; (b) for planning purposes, including the preparation of the Company’s internal annual operating budget; (c) to allocate resources to enhance the financial performance of the Company’s business; (d) to evaluate the effectiveness of the Company’s operational strategies; and (e) to evaluate the Company’s capacity to fund capital expenditures and expand its business.

The Company believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of the Company’s core operating measures.  In addition, because LSI has historically reported certain non-GAAP measures to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.  These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, can be found in the financial tables included in this press release.

Supplemental Operating Data

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, LSI uses certain supplemental operating data as a measure of certain components of operating performance. LSI reviews GMV because it provides a measure of the volume of goods being sold in its marketplaces and thus the activity of those marketplaces. GMV and the Company’s other supplemental operating data, registered buyers, auction participants and completed transactions also provide a means to evaluate the effectiveness of investments that the Company has made and continues to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, the Company believes this supplemental operating data provide useful information to both management and investors.  In addition, because LSI has historically reported certain supplemental operating data to investors, the Company believes the inclusion of this supplemental operating data provides consistency in the Company’s financial reporting.  This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s filings with the SEC from time to time. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

Contact:

Julie Davis
Director, Investor Relations
202.467.6868 ext. 234
julie.davis@liquidityservicesinc.com

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Liquidity Services, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In Thousands)

	September 30,
	2006	2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$66,647	$10,378
Other current assets	9,264	4,207
Total current assets	75,911	14,585
Property and equipment, net	2,362	1,000
Intangible assets and goodwill, net	8,587	9,351
Other assets	1,178	1,077
Total assets	$88,038	$26,013
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other	$7,356	$4,260
Profit-sharing distributions payable	7,736	4,337
Consignment payables	6,658	1,281
Current portion of capital lease obligations and long-term debt	79	553
Total current liabilities	21,829	10,431
Long-term liabilities, net of current portion	457	4,165
Total liabilities	22,286	14,596
Redeemable common stock	—	474
Stockholders’ equity	65,752	10,943
Total liabilities and stockholders’ equity	$88,038	$26,013

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Liquidity Services, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in Thousands, Except Per Share and Share Data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2006	2005	2006	2005
Revenue	$39,755	$24,225	$147,813	$89,415
Costs and expenses:
Cost of goods sold (excluding amortization)	3,756	1,880	12,160	6,288
Profit-sharing distributions	20,830	12,621	80,253	48,952
Technology and operations	5,966	4,040	20,081	14,696
Sales and marketing	2,536	1,721	8,861	5,504
General and administrative	2,919	2,114	12,073	7,396
Amortization of contract intangibles	203	136	813	136
Depreciation and amortization	225	146	727	585

Total costs and expenses	36,435	22,658	134,968	83,557

Income from operations	3,320	1,567	12,845	5,858
Interest income and (expense) and other income, net	550	(158)	430	(570)

Income before provision for income taxes	3,870	1,409	13,275	5,288
Provision for income taxes	(1,641)	178	(5,294)	(1,166)

Net income	$2,229	$1,587	$7,981	$4,122

Basic earnings per common share	$.08	$.08	$.33	$.22

Diluted earnings per common share	$.08	$.07	$.31	$.18

Basic weighted average shares outstanding	27,532,067	18,993,361	24,080,780	19,038,464

Diluted weighted average shares outstanding	28,159,384	22,733,122	26,087,809	22,598,519